Exhibit 10.8

January 30, 2008

Overture Acquisition Corp.

c/o Maples Corporate Services Limited

PO Box 309

Ugland House

Grand Cayman KY1-1104

Cayman Islands

Re: Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Overture Acquisition Corp., a Cayman Islands exempted limited liability company (the “Company”), and J.P. Morgan Securities Inc., as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit consisting of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Share”), and one warrant to purchase one Ordinary Share (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 16 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of an Initial Business Combination, the undersigned will vote all shares of Founders’ Ordinary Shares owned by him, her or it in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate an Initial Business Combination within twenty-four (24) months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned, in his or her capacity as set forth in paragraph 10, will, as promptly as possible, take all reasonable actions within his or her power to cause the Company’s liquidator to instruct the trustee to have the Trust Fund liquidated and distributed to the holders of IPO Shares after the end of a 21 days’ notice period and following the same procedures as if the Company had formally been through a voluntary liquidation procedure under the Companies Law. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to the undersigned’s shares of Founders’ Ordinary Shares (“Claim”), provided that the foregoing shall not apply to any IPO Shares acquired by the undersigned, and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any warrants, all rights of which will terminate on the Company’s liquidation.

3. The undersigned acknowledges and agrees that the Company will not consummate any Initial Business Combination which involves a company which is affiliated with any of the Insiders, including any entity that has received a material financial investment from our initial shareholders or sponsors or any entity affiliated with our Insiders.

4. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation prior to or in connection with the consummation of an Initial Business Combination.

6. The undersigned will escrow all of the undersigned’s shares of Founders’ Ordinary Shares until one year after the consummation by the Company of an Initial Business Combination subject to the terms of an escrow agreement which the Company will enter into with the undersigned and American Stock Transfer & Trust Company, as escrow agent.

7. The undersigned will escrow all of the undersigned’s Sponsors’ Warrants until thirty days after the consummation by the Company of an Initial Business Combination subject to the terms of an escrow agreement which the Company will enter into with the undersigned and American Stock Transfer & Trust Company, as escrow agent.

8. The undersigned agrees that the undersigned will not transfer or sell any Sponsors’ Warrants the undersigned holds except in accordance with the transfer restrictions set forth in such warrants, including the Warrant Agreement relating thereto.

9. The undersigned agrees not to (A) offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the participation in the filing of a registration statement with the Securities and Exchange Commission in respect of, (B) establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, with respect to or (C) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or any securities convertible into or exercisable or exchangeable for, or other rights to purchase, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, any Founders’ Ordinary Shares, or publicly announce an intention to effect any such transaction, for a period of one year from the consummation of an Initial Business Combination or earlier if, subsequent to the Initial Business Combination, (i) the closing price of the Ordinary Shares equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property; provided however that transfers can be made to Permitted Transferees who agree in writing to be bound to the transfer restrictions, agree to vote in accordance with the majority of the votes cast by the holders of the IPO Shares in the event that the Company solicits approval of its shareholders of an Initial Business Combination, waive any rights to participate in any liquidation distribution and waive any shareholder redemption rights if the Company fails to consummate an Initial Business Combination and, in the case of the Ordinary Shares subject to redemption, agree to redeem such Ordinary Shares to the extent that the underwriters’ over-allotment option is not exercised in full.

The undersigned agrees that prior to any transfer of any Founders’ Ordinary Shares the undersigned will give written notice to the Company expressing his desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the undersigned agrees not to make any disposition of all or any portion of the Founders’ Ordinary Shares unless and until:

(a) there is then in effect a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the required legends with respect to the Founders’ Ordinary Shares sold pursuant to such registration statement shall be removed; or

(b) if reasonably requested by the Company, (A) the undersigned shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Founders’ Ordinary Shares under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legend required with respect to the Founders’ Ordinary Shares and if applicable, those referred to in the first paragraph of this Section 9.

10. The undersigned agrees to be a director of the Company until the earlier of the consummation by the Company of an Initial Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s FINRA Questionnaire furnished to the Company and the Representative and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

(a) the undersigned is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

11. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as a director of the Company.

12. The undersigned hereby waives the undersigned’s right to exercise shareholder redemption rights with respect to any of the Ordinary Shares owned or to be owned by the undersigned, directly or indirectly and with respect to any shares that the undersigned may acquire prior to, in or after the Company’s IPO, under any circumstances.

13. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association to extend the period of time in which the Company must consummate an Initial Business Combination prior to its liquidation. Should such a proposal be put before shareholders, the undersigned hereby agrees to vote against such proposal. The undersigned further agrees that prior to the consummation of an Initial Business Combination, he or she will not propose any amendment to Articles 165 through 175 of the Company’s Amended and Restated Memorandum and Articles of Association (the “Business Combination Articles”) or support, endorse or recommend any proposal that shareholders amend any of the Business Combination Articles. The Business Combination Articles may only be modified or amended by a consent of shareholders holding 66.66% of the issued and outstanding Ordinary Shares voted at a meeting in which the holders of 100% of the issued and outstanding Ordinary Shares must be present in order to constitute a quorum.

14. The undersigned hereby agrees to not amend or cause to be amended, without the written consent of the Underwriters, the Escrow Agreement to which the undersigned is a party.

15. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (a) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (b) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum, and (c) irrevocably agrees to appoint Akin Gump Strauss Hauer & Feld LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within thirty (30) days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

16. As used herein:

(a) “Companies Law” shall mean the Companies Law (Revision 2007) of the Cayman Islands;

(b) “Escrow Agreement” shall mean the Escrow Agreement dated January 30, 2008 between the Registrant, American Stock Transfer & Trust Company and the initial shareholders and sponsors of the Registrant;

(c) “Initial Business Combination” shall mean a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar type of transaction, of one or more operating businesses (“Target Business” or “Target Businesses”), whose collective fair market value is equal to at least 80% of the balance in the Trust Fund, excluding deferred underwriting discounts and commissions of $7.5 million, or approximately $8.63 million if the underwriters’ over-allotment option is exercised in full.

(d) “Insiders” shall mean all officers, directors, special advisors, sponsors and shareholders of the Company immediately prior to the IPO;

(e) “Founders’ Ordinary Shares” shall mean all of the Ordinary Shares of the Company acquired by an Insider prior to the IPO;

(f) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO;

(g) “Permitted Transferees” shall mean a person or entity that receives securities pursuant to a transfer (i) to the Company’s officers or directors or any affiliates or family members of the Company’s officers or directors; (ii) in the case of an initial shareholder or sponsor, by gift to a member of the initial shareholders’ or sponsors’ immediate family or a trust, the beneficiary of which is a member of the initial shareholders’ or sponsors’ immediate family, an affiliate of the initial shareholder or sponsor or to a charitable organization; (iii) in the case of an initial shareholder or sponsor, by virtue of the laws or descent and distribution upon death of the initial shareholder, or sponsor, or (iv) in the case of an initial shareholder or sponsor pursuant to a qualified domestic relations order.

(h) “Sponsors’ Warrants” shall mean the warrants that are being sold privately by the Company immediately prior to the consummation of the IPO; and

(i) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited.

17. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

18. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (a) the consummation of an Initial Business Combination and (b) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability from any breach of this agreement prior to its termination.

[SIGNATURE PAGE FOLLOWS]

/s/ Lawton W. Fitt
Lawton W. Fitt

ACCEPTED AND AGREED:
OVERTURE ACQUISITION CORP.
By:	/s/ John F. W. Hunt
Name:	John F. W. Hunt
Title:	Chief Executive Officer

Signature page to Insider Letter